SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or Section 15(d)
                     of the Securities Exchange Act of 1934

                       Date of Report - November 23, 1999

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
             (Exact name of registrant as specified in its charter)

NEW YORK                                1-3268                14-0555980
--------                                ------                ----------
State or other                      (Commission File          (IRS Employer
jurisdiction of                        Identification)         Number)
incorporation number

284 SOUTH AVENUE, POUGHKEEPSIE, NEW YORK                      12601-4879
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (914) 452-2000

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Item 5. Other Events.

               1.  AUCTION OF THE ROSETON AND DANSKAMMER PLANTS

               Reference is made to (i) the caption "Auction of Fossil Generation Plants" in Note 2 of the Notes to Financial Statements referred to in
Item 8 of the Registrant's Annual Report, on Form 10-K, for the year ended December 31, 1998 and (ii) Part II, Item 5(c) of the Registrant's Quarterly Report, on Form 10-Q, for the quarterly period ended September 30, 1999, for a discussion of the sale of the Registrant's interests in the Roseton Steam Electric Generating Plant ("Roseton Plant") and the Danskammer Electric Generating Station ("Danskammer Plant") required by that certain Amended and Restated Settlement Agreement, dated January 2, 1998, by and among the Registrant, the Staff of the New York State Public Service Commission ("PSC") and others ("Settlement Agreement"), which Settlement Agreement was thereafter accepted and approved by the PSC by final Order issued and effective on June 30, 1998.

               In the Settlement Agreement, the consideration received by the Registrant, after transaction costs, in the sale of its interests in such Plants is available to the Registrant, up to the net book value of such Plants, for investment in unregulated operations or other disposition for the benefit of shareholders without PSC approval ("Unregulated Investments"). In the Settlement Agreement, the Registrant also retained the right for an affiliate to participate in the auction process of such Plants. In the event that no Registrant affiliate were to bid in such auction, the Registrant would retain, for Unregulated Investments, an additional amount of such consideration equal to 10% of the consideration of such sale in excess of the net book value of its interest in such Plants; such excess being hereinafter called the "Earned Auction Incentive". However, the aggregate of all such consideration to be so available to the Registrant cannot exceed $17.5 million ("Cap").

               On November 19, 1999, the Registrant filed with the PSC for review and approval an auction plan for a combined auction of the Roseton Plant and the Danskammer Plant ("Auction Plan"). The Auction Plan filing also requests the PSC's approval for certain accounting and ratemaking proposals relating to the Settlement Agreement, including the following:

          1. An increase in the Cap, on a formula basis, not to exceed $18.5 million;

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        2.     Any Earned Auction Incentive would be recognized as income over a period of three (3) to five (5) years; and

        3. The Earned Auction Incentive would apply not just to the Company's interest in the Roseton Plant and the Danskammer Plant (two other utilities own co-tenancy interests in the Roseton Plant), but would apply to the gross consideration received from a combined auction of these Plants less the gross proceeds to be provided to the other owners of the Roseton Plant. In the Auction Plan filing, the Registrant stated to the PSC that it is willing to waive the right of an affiliate of the Registrant to participate in such auction if the PSC approves all of the accounting and ratemaking proposals described in the Auction Plan filing.

               The Registrant can make no prediction as to what action the PSC will take on the Auction Plan filing, including said accounting and ratemaking proposals.

               2.  APPOINTMENT OF OFFICERS

               At the November 19, 1999 meeting of the Board of Directors of Registrant, the following appointments were made as officers of Registrant:

               Ms. Donna S. Doyle: Vice President - Accounting and Controller Ms. Gladys L. Cooper: Corporate Secretary and Assistant Vice
                 President - Governmental Relations
               Ms. Denise D. VanBuren:  Assistant Vice President - Corporate
                 Communications

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                           (Registrant)


                             By:         /s/ Steven V. Lant
                                 ---------------------------------------
                                           STEVEN V. LANT
                                  Chief Financial Officer and Treasurer


Dated:     November 23, 1999

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